Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 12, 2013 (except as to Note 12 which is as of November 22, 2013) relating to the financial statements of Hydro Phi Technologies, Inc. as of March 31, 2013 and 2012 and for each of the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 5, 2014